Exhibit 10.2

August 28, 2015

HEARTLAND Bank
One Information Way, Suite 300
Little Rock, AR 72202
Attn:  Greg White

Re:	Consent and Agreement

Dear Mr. White:

Reference is made to that certain Note Purchase Agreement, dated March 7, 2014 (the “NPA”), by and among BRe BCLIC Primary, BRe BCLIC Sub (“BCLIC Sub”), BRe WNIC 2013 LTC Primary (“WNIC Primary”), BRe WNIC 2013 LTC Sub (“WNIC Sub”) and RJ Credit LLC (“RJC”) (collectively, the “Purchasers”), BAM Administrative Services LLC, as agent for the Investors (the “Agent”), and PEDEVCO Corp. (the “Company”), pursuant to which the Company issued Senior Secured Promissory Notes to each of the Purchasers (collectively, but excluding the Heartland Note as defined below, the “Notes”).  On March 19, 2015, BRe WNIC 2013 LTC Primary transferred a portion of its Note to Heartland Bank (“Heartland”) and the Company reissued a replacement note to Heartland (the “Heartland Note”).  On April 1, 2015, BRe BCLIC Primary transferred the entirety of its Note to Senior Health Insurance Company of Pennsylvania (“SHIP” and, collectively with the Purchasers and Heartland, the “Investors”).  Reference is also made to that certain Note and Security Agreement, dated April 10, 2014, as amended on February 23, 2015, issued by the Company to RJC (the “RJC Junior Note”).  To the extent not defined herein, capitalized terms shall have the meaning ascribed to them in the NPA.

For good and valuable consideration, Heartland hereby agrees that, commencing with the month of August 2015, (a) no mandatory principal payments shall be due and payable under Section 3.2 of the Heartland Note for the six month period commencing August 1, 2015 (the “Mandatory Principal Repayment Waiver”), (b) all mandatory principal repayments otherwise due and payable monthly after February 1, 2016 under Section 3.2 of the Heartland Note shall instead accrue and be due and payable each six (6) month period thereafter, such that the mandatory principal repayments due and payable on the Heartland Note for the six (6) month period commencing on February 1, 2016 shall be due and payable by the Company on the third Business Day of August 2016, with mandatory principal repayments accruing thereafter due and payable every six (6) months (the “Mandatory Principal Repayment Amendment”), and (c) all interest accruing under the Heartland Note shall compound and be due and payable each six (6) month period thereafter, such that interest due and payable on the Heartland Note for the six month period commencing August 1, 2015 shall be due and payable by the Company on February 1, 2016, with interest accruing thereafter due and payable every six (6) months (the “Semi-Annual Payment Term Amendment”).  In addition, beginning on March 1, 2016 and continuing every month thereafter, the Company covenants and agrees that the Company shall place an amount equal to 1/6th of the semi-annual principal and interest payments due under the Heartland Note into a sinking fund which shall be paid to Heartland every six (6) months when due and owing thereunder.  For avoidance of doubt, nothing hereunder shall amend or otherwise modify the terms and conditions of the Notes held by any Investors except for Heartland (the “Other Investors”), which Notes Heartland agrees and acknowledges are being modified pursuant to a separate written agreement by and between the Other Investors and the Company on or about the date hereof, a final copy of which has been provided to Heartland (the “Other Investors’ Notes Amendment”).

Heartland hereby consents and agrees that neither the Mandatory Principal Repayment Waiver, the Mandatory Principal Repayment Amendment, the Semi-Annual Payment Term Amendment, nor the Other Investors’ Notes Amendment as contemplated and described hereunder (and with respect to the Other Investors’ Notes, as contemplated and described under the Other Investors’ Notes Amendment), shall give rise to a breach or an event of default under the NPA, the Notes, the Heartland Note, the RJC Junior Note, or any other Transaction Documents, or otherwise trigger any right to prepayment under the NPA, the Notes, the Heartland Note, the RJC Junior Note, or any of the other Transaction Documents.  Except as expressly described herein, nothing contained herein shall (a) limit in any manner whatsoever the Company’s obligation to comply with, and Heartland’s right to insist on the Company’s compliance with, each and every term of the Heartland Note, the NPA and each other Transaction Document, or  (b) constitute a waiver of any event of default or any right or remedy available to Heartland, or of the Company’s or any other person’s obligation to pay and perform all of its obligations, in each case whether arising under the Heartland Note, the NPA, or any other Transaction Document, applicable law and/or in equity, all of which rights and remedies howsoever arising are hereby expressly reserved, are not waived and may be exercised by Heartland at any time, and none of which obligations are waived.

Consent and Agreement

In the event the Company does not consummate either (i) the acquisition transaction contemplated pursuant to that certain Agreement and Plan of Reorganization, dated May 21, 2015 (as the same may be amended or supplemented, the “Acquisition Agreement”), by and among the Company, PEDEVCO Acquisition Subsidiary, Inc., Dome AB, and Dome Energy Inc. (the “Dome Transaction”), or (ii) an Alternate Transaction (as defined below) on or before February 1, 2016, unless the Company resumes full and prompt payment when due of all interest and principal repayments as required pursuant to the Notes, the Heartland Note and the RJC Junior Note, as applicable, commencing on February 1, 2016, then the Company agrees that it shall cooperate with the Investors in exploring opportunities to repay the Notes, the Heartland Note and the RJC Junior Note in full as soon as possible following February 1, 2016.  For purposes of this Consent and Agreement, an “Alternate Transaction” shall be any transaction approved by the Investors in their sole discretion as an acceptable alternative to the Dome Transaction.

The Company hereby represents and warrants to Heartland that on the date hereof and after giving effect to this Consent and Agreement, (i) each of the representations and warranties of the Company and the Subsidiaries in the NPA and the other Transaction Documents are and shall be true and correct in all material respects, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date and (ii) no Default or Event of Default has occurred and is continuing or will occur as a result of the consummation of this Consent and Agreement.

Company hereby further confirms and agrees, on behalf of itself and each of its direct and indirect subsidiaries, that all security interests and liens granted to Agent and Investors pursuant to the Transaction Documents continue in full force and effect and shall continue to secure the Obligations (as defined in the Security Agreement), including all liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, under the Notes, the Heartland Note, the RJC Junior Note and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Investors as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

Subject in each case to any other prior and still effective intercreditor agreements among the Investors that relate to payment priority, each of the Investors hereby further agrees that on and after the occurrence of an Event of Default and/or in connection with the distribution of proceeds from the sale or transfer of all or substantially all of the assets or equity of the Company, all accrued and unpaid interest deferred by any Investor pursuant to the Interest Deferral shall be repaid in full prior to repayment of any other indebtedness of the Company held by any other Investor.

[Signature Pages Follow]

Consent and Agreement

Except as specifically set forth herein, all terms and conditions of the NPA, the Notes, the RJC Junior Note and other Transaction Documents shall remain in full force and effect.

Regards, /s/ Clark R. Moore Clark R. Moore Executive Vice President and General Counsel PEDEVCO Corp.

Consented and Agreed:

HEARTLAND BANK

By:  /s/ Mark Hoffpauir

Name:  Mark Hoffpauir

Title:  CCO

Date:  August 27, 2015